Exhibit 5.1

To Affimed N.V. (the “Issuer”) Im Neuenheimer Feld 582 0 D-69120 HEIDELBERG Germany

Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775
Date 23 December 2020		Gaby Smeenk Advocaat
Our ref.	M33334360/1/20714378/ffm

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of common shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of:

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(i)	the Issuer’s deed of incorporation, the Deed of Conversion, the Deed of Amendment and its articles of association as provided by the Chamber of Commerce (Kamer van Koophandel); and

(ii)	the Trade Register Extract.

(c)	A copy of the Board Certificate.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	ASSUMPTIONS

I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)

(i)

(A)	The issue by the Issuer of the Registration Shares (or of any rights to acquire Registration Shares) will have been validly authorised; and

(B)	any pre-emption rights in respect of the issue of the Registration Shares (or of any rights to acquire Registration Shares) will have been observed or validly excluded;

all in accordance with the Issuer’s articles of association at the time of authorisation or of observance or exclusion.

(ii)	The Issuer’s authorised share capital at the time of issue of any Registration Share will be sufficient to allow for the issue.

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(iii)	The Registration Shares will have been:

(A)	issued in the form and manner prescribed by the articles of association at the time of issue; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(iv)	The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

(a)	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)

Each person accepting this opinion agrees, in so accepting, that only De Brauw (and not any other person) will have any liability in connection with this opinion; that De Brauw’s liability in connection with this opinion is limited to the amount that is paid out in the specific case under De Brauw’s professional liability insurance, increased by the applicable deductible (eigen risico); that the agreements in this paragraph 6(b) and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion; and that this opinion (including the agreements in this paragraph 6(b)) does not make any person, other than the Issuer, a client of De Brauw.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

[1]

In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus as included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Gaby Smeenk
Gaby Smeenk

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Annex 1 – Definitions

In this opinion:

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex 2.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Amendment” means the deed of amendment of the Issuer’s articles of association (akte van statutenwijziging) dated 4 August 2020 increasing the Issuer’s authorised share capital.

“Deed of Conversion” means the deed of conversion and amendment of the articles of association of the Issuer (akte van omzetting en statutenwijziging Affimed Therapeutics B.V. (na omzetting en statutenwijziging genaamd: Affimed N.V.)) dated 17 September 2014 providing for the conversion of the Issuer into a public limited liability company and amendment of its articles of association.

“Dutch law” means the law directly applicable in the Netherlands.

“Issuer” means Affimed N.V., with seat in Amsterdam, Trade Register number 60673389.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means the common shares (gewone aandelen) in the capital of the Issuer registered with the SEC pursuant to the Registration to be issued after the date hereof, not exceeding the limitations referred to in the Registration Statement.

“Registration Statement” means the Issuer’s registration statement on form F-3 dated 23 December 2020 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 22 December 2020.

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Annex 2 – Board Certificate

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BOARD CERTIFICATE

FROM THE MANAGEMENT BOARD OF AFFIMED N.V.

DATED 23 DECEMBER 2020

THE UNDERSIGNED:

1.	A. Hoess, born on 23 December 1961;

2.	W. Fischer, born on 5 January 1964;

3.	A.W. Smith, born on 15 October 1982;

4.	A.J.G. Schottelius, born on 16 May 1966; and

5.	A. Harstrick, born on 25 July 1961,

acting in their capacity as managing directors of Affimed N.V., a public limited liability company with corporate seat in Amsterdam, the Netherlands and having its principal office in Heidelberg, Germany (the “Issuer”),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)

In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c)	This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	CONSTRUCTION

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate “including” means “including without limitation”.

2	CERTIFICATION:

Each undersigned certifies the following.

2.1	Authenticity

As at the date of this Board Certificate all information regarding the Issuer registered or on file with the Dutch Trade Register is correct, complete and up to date.

2.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

2.3	General

No undersigned is aware of:

(a)

any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Board Certificate was signed in the manner set out below.

(Signature page to follow)

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/S/ A. Hoess
Name:	A. Hoess
Title:	Chief Executive Officer

/S/ W. Fischer
Name:	W. Fischer
Title:	Chief Operating Officer

/S/ A.W. Smith
Name:	A.W. Smith
Title:	Chief Financial Officer

/S/ A.J.G. Schottelius
Name:	A.J.G. Schottelius
Title:	Chief Scientific Officer

/S/ A. Harstrick
Name:	A. Harstrick
Title:	Chief Medical Officer

(Signature page to Board Certificate)

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